This Joint Filing Agreement confirms the agreement by and among the undersigned that the Schedule 13G is filed on behalf of each member of the group identified in Item 8.

Date: February 14, 2019

ClearBridge Investments, LLC

By           /s/ Barbara Brooke Manning
______________________________________________________________________
/s/ Barbara Brooke Manning, General Counsel & Chief Compliance Officer

Date: February 14, 2019

ClearBridge, LLC

By           /s/ Barbara Brooke Manning
______________________________________________________________________
/s/ Barbara Brooke Manning, General Counsel & Chief Compliance Officer